ATTACHMENT TO THE

AMENDMENT TO REPORT OF OPERATION OF BUSINESS TRUST

OF

UNIFIED SERIES TRUST

(Registration Number 1346968)

Daniel J. Condon, Trustee of the above-named business trust, certifies that the Report of Operation of Business Trust is being amended pursuant to Section 1746.07 of the Ohio Revised Code, and a certified copy of Amendment No. 43 to the Agreement and Declaration of Trust of Unified Series Trust is attached hereto.

/s/ Daniel J. Condon

________________________________

Daniel J. Condon, Trustee

STATE OF OHIO                                           )

COUNTY OF HAMILTON                            )

The foregoing instrument was acknowledged to me by Daniel J. Condon, who is personally known to me, a Trustee of Unified Series Trust, an Ohio business trust, on behalf of said trust, this 30th day of June 2022.

/s/ Elisabeth Dahl

[Notary Seal]                                                                             ________________________________

Notary Public

My Commission Expires:

UNIFIED SERIES TRUST

Amendment No. 43 to Agreement and Declaration of Trust

The undersigned President of Unified Series Trust (the “Trust”) hereby certifies that the following resolution was adopted by the Board of Trustees of the Trust by written consent in lieu of a meeting effective June 24, 2022:

RESOLVED, that pursuant to Section 4.1 of the Agreement and Declaration of Trust of the Unified Series, the Board of Trustees of the Trust hereby amends in its entirety the first paragraph of Section 4.2 to read as follows:

Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees hereby establish and designate the following Series of Shares of the Trust and designate such Series the “Absolute Select Value ETF,” the “NightShares 500 ETF,” the “NightShares 100 ETF,” the “NightShares 2000 ETF,” the “AlphaTrAI Gold Night ETF,” the “NightShares 500 1.5x at Night ETF,” the “NightShares 100 1.5x at Night ETF,” the “NightShares 500 Covered Call ETF,” the “Appleseed Fund,” the “Auer Growth Fund,” the “Ballast Small/Mid Cap ETF,” the “Channel Short Duration Income Fund,” the “Crawford Large Cap Dividend Fund,” the “Crawford Small Cap Dividend Fund,” the “Crawford Multi-Asset Income Fund,” the “Dean Mid Cap Value Fund,” the “Dean Small Cap Value Fund,” the “Fisher Investments Institutional Group Stock Fund for Retirement Plans,” the “Fisher Investments Institutional Group Fixed Income Fund for Retirement Plans,” the “Fisher Investments Institutional Group ESG Stock Fund for Retirement Plans,” the “Fisher Investments Institutional Group ESG Fixed Income Fund for Retirement Plans,” the “Fisher Investments Institutional Group All Foreign Equity Environmental and Social Values Fund,” the “Fisher Investments Institutional Group U.S. Large Cap Equity Environmental and Social Values Fund,” the “Fisher Investments Institutional Group U.S. Small Cap Equity Fund,” the “LHA Tactical Beta Variable Series Fund,” the “OneAscent Large Cap Core ETF,” the “OneAscent Core Plus Bond ETF,” the “OneAscent International Equity ETF,” the “OneAscent Emerging Markets ETF,” the “Silk Invest New Horizons Frontier Fund”, the “Standpoint Multi-Asset Fund,” and the “Tactical Multi-Purpose Fund” (collectively the “Series”). As to the “Crawford Large Cap Dividend Fund” Series of Shares, the Trustees hereby establish and designate two Classes of Shares, “Class I,” and “Class C.” As to the “Appleseed Fund,” the Trustees hereby establish and designate two Classes of Shares, the “Investor Class” and the “Institutional Class.” As to the LHA Tactical Beta Variable Series Fund, the Trustees hereby establish and designate two Classes of Shares, “Series I” and “Series II.” As to the Standpoint Multi-Asset Fund, the Trustees hereby establish and designate two Classes of Shares, the “Institutional Class” and the “Investor Class.” The Shares of these Series and any Shares of any further Series or Class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series or Class at the time of establishing and designating the same) have the following relative rights and preferences:

FURTHER RESOLVED, that the above paragraph shall supersede and take the place of the existing first paragraph of Section 4.2 of the Agreement and Declaration of Trust.

This document shall have the status of an Amendment to said Agreement and Declaration of Trust.

Date: June 30, 2022

/s/ Martin R. Dean

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Martin R. Dean, President